Exhibit 99.1

AITX's RAD Goes Live on Immix with ROSA & RIO

ROSA and the RIO Platform Integration with Immix Now Available for Use, with the Nation's Largest Guarding and Monitoring Companies Engaged

Detroit, Michigan - September 14, 2026 - Artificial Intelligence Technology Solutions, Inc. (OTCID: AITX), today announced that the integration of its subsidiary, Robotic Assistance Devices, Inc. (RAD), with the Immix® platform is now available to Immix users, supporting RAD's ROSA™ and RIO™ platforms. The move to full release follows the successful completion of user acceptance testing (UAT) and months of joint engineering work since the companies first announced the integration in March. This milestone advances RAD's broader strategy of making its AI-driven security technologies easier to deploy within the established monitoring environments, workflows and technology ecosystems already used by security providers and enterprise customers.

2026-03-23 08:30:00
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SECURE
AITX
Artificial Intelligence Technology Solutions Inc.
RAD
an AITX company
ROBOTIC
ASSISTANCE
DEVICES
immix
RAD ROSA & RIO Devices Now Live On Immix

Artist's depiction of RAD autonomous security devices integrated within the Immix monitoring platform, illustrating real-time visibility and coordinated response across multiple deployment environments.

One of the largest guarding and monitoring companies in the United States was intricately involved in validating the functionality and user experience of the integration, helping to support its path to operational readiness. A second large guarding and monitoring company begins its evaluation this month. Their involvement underscores the demand among national security providers for AI-driven capabilities that operate inside the monitoring platforms their operations already rely on.

The integration is designed to reduce operational friction that can come from managing technologies across separate systems, allowing RAD technology to fit more naturally into established monitoring and response workflows. For central stations, security integrators and enterprise users already operating within the Immix ecosystem, this creates a more streamlined path to add AI-driven security capabilities without requiring a wholesale change to the systems already in place.

"Now that the integration is available for use, we're ready to engage," said Troy McCanna, Chief Security Officer of RAD. "The involvement of the country's largest guarding and monitoring companies tells us the demand is real. Immix connects us with many of the most capable monitoring operations in the world, and we look forward to working with Immix customers to put ROSA and RIO to work across their environments. If you're attending GSX in Atlanta, come talk to us about what this integration can do for your operation."

In addition to alarm events and live video, supported RAD devices can provide operators with additional context and interactive capabilities that extend beyond that of traditional video verification, allowing them to manage key RAD functions alongside other technologies already incorporated into their monitoring operations.

Alarm footage, playback capabilities and pre-alarm recording provide operators with additional context around an event, while audio transmit and relay control enable them to take a more active role, including initiating potential deterrent measures. These capabilities complement RAD's AI-driven automation, giving operators greater flexibility to manage events before, during and after monitoring center intervention.

RAD and Immix expect to continue expanding the integration over time as customer requirements evolve and additional opportunities are identified, with support for RAD's AVA™ platform planned for 2027. The companies will evaluate additional device support and functionality based on market demand, operational use cases and feedback from users working within the Immix environment.

Immix customers, central stations and integrators interested in bringing RAD devices into their monitoring operations can learn more at www.radsecurity.com/immix or connect with the RAD team at GSX 2026, September 14-16 at the Georgia World Congress Center in Atlanta.

About Immix

Immix© is a global provider of professional monitoring software for central stations, enterprise security operations centers, and command environments where reliability, performance, and response are critical. The platform brings video, alarms, access control, audio, AI analytics, communication, dispatch, investigation, and automation together within a unified operator workflow. Its extensive integration ecosystem spans hundreds of manufacturers and thousands of products, helping security teams manage diverse technologies without creating disconnected operational processes. Every day, thousands of operators rely on Immix to manage millions of events across professional monitoring environments in more than 50 countries, transforming fragmented systems into streamlined, intelligent workflows and giving operators the clarity, speed, and control needed to make better decisions in real time. For more information, visit www.immixprotect.com.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is a developer and provider of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including PURSUON, Inc. (formerly RAD-M), Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Residential (RAD-R), Robotic Assistance Devices Group (RAD-G), and Robotic Assistance Devices Lanka (Private) Limited (RAD Lanka), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion U.S. security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, reinforcing its credibility with enterprise and government clients that require rigorous data protection and compliance standards.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver practical and scalable solutions.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.pursuon.com, www.radgroup.ai, www.saramonitoring.ai, www.radlightmyway.com, and www.stevereinharz.com, or follow Steve Reinharz on X @SteveReinharz. Information contained on, or accessible through, the foregoing websites and social media accounts is not incorporated by reference into, and does not form a part of, this press release or any of the Company's filings with the Securities and Exchange Commission.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

Forward-looking statements are based on management's current expectations and assumptions and are subject to significant risks and uncertainties that could cause actual results to differ materially, including, among others: the risk that the Immix integration does not perform as expected in all customer environments or use cases; the risk that adoption by Immix users, central stations, security integrators or enterprise customers is slower or more limited than anticipated; the risk that evaluations by prospective users do not result in deployments, orders or recurring revenue; the risk that planned support for additional RAD devices or functionality is delayed, modified or not completed; the Company's dependence on Immix and other third-party platforms, systems, interfaces and technical requirements that are outside the Company's control; the risk that changes to third-party technologies, specifications or commercial relationships affect the availability, functionality or continued compatibility of the integration; the risk that customer requirements, operational conditions or market demand differ from management's expectations; the Company's history of losses, negative working capital and stockholders' deficit, and the substantial doubt regarding its ability to continue as a going concern; the Company's dependence on variable-price equity and debt financing and the resulting dilution to stockholders; the Company's ability to fund its operations, product development and commercial expansion; and the other risks described in the Company's most recent Annual Report on Form 10-K and its subsequent filings with the Securities and Exchange Commission, available at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statement. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company. The Company does not qualify for the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.

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Doug Clemons, Chief Marketing Officer
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/